Exhibit 3.1

Delaware

The First State

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “MAWSON INFRASTRUCTURE GROUP INC.”, CHANGING ITS NAME FROM “MAWSON INFRASTRUCTURE GROUP INC.” TO “BIG DIGITAL ENERGY, INC.”, FILED IN THIS OFFICE ON THE TWENTIETH DAY OF APRIL, A.D. 2026, AT 4:03 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTY-FOURTH DAY OF APRIL, A.D. 2026.

Charuni Patibanda-Sanchez, Secretary of State
5081043 8100	Authentication: 203711493
SR# 20261912116	Date: 04-21-26

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF

MAWSON INFRASTRUCTURE GROUP INC.

Mawson Infrastructure Group Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1.	This Certificate of Amendment (“Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation filed with the Secretary of State of the State of Delaware on February 10, 2012, as amended from time to time (the “Certificate of Incorporation”).

2.	Article I of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“The name of the corporation is Big Digital Energy, Inc.”

3.	This Certificate of Amendment is effective as of April 24, 2026.

4.	This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

5.	All other provisions of the Certificate of Incorporation shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

State of Delaware Secretary of State Division of Corporations Delivered 04:03 PM 04/20/2026 FILED 04:03 PM 04/20/2026 SR 20261912116 - File Number 5081043

IN WITNESS WHEREOF this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on April 20, 2026.

MAWSON INFRASTRUCTURE GROUP INC.

By:	/s/ Phil Stanley
Name:	Phil Stanley
Title:	Chief Executive Officer

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